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                                                  Exhibit (11) (a)




                                    CONSENT


        We hereby consent to the use of our name under the caption "Counsel" in the Prospectuses and under the caption "Counsel to the Trust" in the Statement of Additional Information of Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of the Achievement Funds Trust (Registration No. 33-26205) filed under the Securities Act of 1933 and Amendment No. 13 under the Investment Company Act of 1940.



                                          /s/ Ballard Spahr Andrews & Ingersoll
                                          -------------------------------------
                                          Ballard Spahr Andrews & Ingersoll


March 31, 1997